                                                                 Exhibit 10.136
                                FOURTH AMENDMENT
                                TO THE RESTATED
                       CHARLES SCHWAB PROFIT SHARING AND
                         EMPLOYEE STOCK OWNERSHIP PLAN


                 Pursuant to the authority reserved to the Board of Directors of Charles Schwab and Co., Inc. ("Employer") under Section 21.01 of the Charles Schwab Profit Sharing and Employee Stock Ownership Plan ("Plan"), as amended and restated effective January 1, 1992, the Plan is hereby further amended effective immediately unless otherwise stated:

                 1.       Effective from its inception, the first sentence of
Section 1.02 is hereby amended to read as follows:

                          Sec. 1.02 Qualification Under the Internal Revenue Code. It is intended that this Plan be in part a qualified profit sharing plan within the meaning of section 401(a)(27) of the Code (as hereinafter defined), that the employee stock ownership plan be a stock bonus plan and an "employee stock ownership plan" within the meaning of both section 407(d)(6) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and section 4975(e)(7) of the Code.

                 2. Effective October 1, 1992, Section 2.14 is hereby amended to read in full as follows:

                          Sec. 2.14 "Compensation" shall mean a Participant's total compensation as reported on his Form W-2 excluding (i) living allowances, (ii) travel or commuting allowances, (iii) reimbursements for financial planning, (iv) amounts that are paid as a result of participation in the Employer's Long-Term Incentive Plan, (v) employee referral awards, (vi) special incentive awards (other than regular bonus programs), (vii) reimbursements for relocation expenses, (viii) commissions (other than "dual commissions," commissions based on trading results that are paid to traders who are also salaried and commissions where the Participant's only form of remuneration is commissions) and (ix) any compensation in excess of $200,000 or, effective January 1, 1994, $150,000 (or such higher amount as is allowed by the Secretary of the Treasury under cost-of-living adjustments to such dollar limitation pursuant to section 401(a)(17) of the Code). Compensation shall also include all amounts that a Participant elected to defer in the Plan Year under a Salary Deferral Agreement entered into pursuant to this Plan and, effective as of the first date on which the Employer maintained a cafeteria plan, all elective contributions made by the Employer on behalf of the Participant in the Plan Year that are not includable in gross income under Code Section 125. For a Participant who first becomes eligible to participate in the Plan on an ESOP/Profit Sharing Entry Date other than January 1, it shall mean for the Plan Year in which such ESOP/Profit Sharing Entry Date occurs only that portion of the Compensation paid to a Participant from his Entry Date to the end of such Plan Year.

                 3. Section 2.20 is hereby amended to read in full as follows:

                          Sec. 2.20 "Disregarded Prior Service" shall mean Years of Service completed prior to any Break in Service, where

                          (a) the Participant had no vested interest in that portion of his ESOP/Profit Sharing Account under the Plan attributable to Employer contributions prior to such Break In Service; and

                          (b) the number of consecutive one-year Breaks in Service experienced by the Participant (including in such series of consecutive one-year Breaks in Service the Break in Service with regard to which a determination is being made as to whether prior Years of Service are Disregarded Prior Service hereunder) equals or exceeds five (5).

                 4.  Section 2.27 is hereby amended to read in full as follows:

                          Sec. 2.27 "ESOP/Profit Sharing Entry Date" shall mean January 1 and July 1 of each year; provided, however, that for the employees of Mayer & Schweitzer, Inc. "ESOP/Profit Sharing Entry Date" shall also mean October 1, 1992.

                 5. Effective October 1, 1992, Section 2.60(c) is hereby amended to read in full as follows:

                          (c) For the purposes of Subsections (a) and (b) hereof, Hours of Service credited with respect to service with any Affiliated Company shall be considered Hours of Service credited with respect to service with the Employer, provided, however, that except as may otherwise be specifically provided under the Plan, Hours of Service with any entity prior to the date on which it became an Affiliated Company and Hours of Service with any entity subsequent to the date on which it ceased to be an Affiliated Company shall not be considered to be Hours of Service with the Employer. Notwithstanding the foregoing, for purposes of Subsections (a) and (b) hereof, (i) Hours of Service credited with respect to an individual's service with BankAmerica Corporation or a related corporation during the time it was an Affiliated Company shall be considered Hours of Service credited with respect to service with the Employer only if such individual was employed by the Employer prior to November 24, 1993 and
         (ii) Hours of Service credited with respect to an individual's service with BankAmerica Corporation or a related corporation prior to the date on which it became an Affiliated Company shall be considered Hours of Service credited with respect to service with the Employer only if such individual was employed by the Employer prior to April 1, 1987.

                 Furthermore, effective October 1, 1992, Hours of Service credited with respect to service with Mayer & Schweitzer, Inc. prior to July 1, 1991 shall be considered Hours of Service credited with respect to service with the Employer for all purposes under the Plan.

                 6.   Section 3.03 is hereby amended to read in full as follows:

                      Sec. 3.03 Readmission after Breaks in Service and Employment Termination.

                 (a) For the purposes of determining eligibility to be an Active Participant, service prior to the occurrence of a Break in Service shall be combined with service subsequent to such Break in Service except where the service prior to the Break in Service is Disregarded Prior Service.

                 (b) Any person who satisfied the service requirements for Active Participant status, who experienced a termination of employment prior to the Entry Date on which he would have assumed Active Participant status and was not in the employ of the Employer on that Entry Date, and who subsequently again becomes an Employee without experiencing a Break in Service shall be admitted to Active Participant status as of the date on which he resumes his status as an Employee.

                 (c) Any individual who experiences a Break in Service, whose prior service is not protected under the provisions of paragraph
         (a) of this Section 3.03, and who thereafter regains or resumes a status as an Employee shall be considered a new employee upon performance of one (1) Hour of Service subsequent to such Break in Service, and shall be required to satisfy the minimum service requirements of Section 3.01 hereof.

                 7.   Section 5.02 is hereby amended to read in full as follows:

                      Sec. 5.02 Salary Deferral Contributions. The Employer shall contribute for each payroll period on behalf of each Participant who has a Salary Deferral Agreement in effect for such payroll period a salary deferral contribution equal to the amount by which the Participant's Compensation has been reduced for such payroll period pursuant to such Agreement. Such contributions shall be paid to the Trustee as of the earliest date on which such contributions can reasonably be segregated from the Employer's general assets, but in any event within ninety (90) days from the date on which such amounts would otherwise have been payable to the Participant in cash. The provisions of Department of Labor regulations 2510.3-102 are incorporated herein by reference.

                 8.   Section 6.01 is hereby amended to read in full as follows:

                      Sec. 6.01 Employer Salary Deferral and Matching Contributions. The Employer shall contribute for each payroll period on behalf of each Participant who has a Salary Deferral Agreement in effect for such payroll period a Salary Deferral Contribution equal to the amount by which the Participant's Compensation has been reduced for such payroll period pursuant to such Agreement. Furthermore, effective April 1, 1992, for each Participant who remains employed by the Employer on the last day of the Plan Year and for whom a Salary Deferral Contribution has been made by the Employer pursuant to this Section, the Employer shall also contribute a Matching Contribution to the Participant's Account equal to a percentage of such Salary Deferral Contribution for each such

         Participant as determined under Section 5.03, provided, however, with respect to any Plan Year the requirement that a Participant remain employed by the Employer on the last day of such Plan Year shall not be imposed if the Plan Administrator determines that the imposition of such condition may cause the Plan to fail to meet the nondiscrimination requirements imposed pursuant to section 401(a)(4) of the Code or the eligibility requirements of section 410(b) of the Code.

                 9. Section 10.05 is hereby amended to read in full as follows:

                          Sec. 10.05 Diversification of Investments. Effective March 1, 1990, upon both attaining age 50 and completing five Years of Service, a Participant shall be permitted to direct the Plan to transfer all or any portion of his vested ESOP Account to his Profit Sharing Contribution Account. Under rules prescribed by the Plan Administrator, such directions shall be permitted during March and September of each year, effective as of the first day of the month next following the month in which such direction is given (except that, in the case of an individual who is subject to section 16 of the Securities Exchange Act of 1934, such direction shall be effective as of the first day of the seventh month next following the month in which such direction is given), and shall be made in 10% increments of the Participant's ESOP Account. In the event the Participant's Profit Sharing Contribution Account does not provide at least three investment options to the Participant other than investment in stock of the Employer, the Plan Administrator shall provide diversification options to any Participant required to be given such diversification options under section 401(a)(28)(B) of the Code and in a manner consistent with such section of the Code. Notwithstanding the foregoing, the ability to make transfers may be restricted by the Plan Administrator to the extent necessary to comply with any applicable Federal securities laws (including Rule 144) provided, however, that in no event shall a Participant be restricted in transferring any amount necessary in order to meet the diversification requirements set forth in section 401(a)(28)(B) of the Code.

                 10. Section 10.06 is hereby amended to read in full as follows:

                          Sec. 10.06 Voting Rights/Tender Offers. Each Participant shall be entitled to direct the Purchasing Agent as to the manner in which to vote Employer Securities that are either allocated to his ESOP Account or in which he has a proportionate interest under the profit sharing plan as reflected in his Account. Each Participant shall also be entitled to direct the Purchasing Agent as to whether any such Employer Securities should be tendered in response to a tender offer. Such directions shall be achieved through the use of proxy or similar statements delivered to the Participants with respect to such Employer Securities. The Plan Administrator shall provide any information requested by the Purchasing Agent that is necessary or convenient in connection with obtaining and preserving the confidentiality of the Participants' directions. Any shares of such Employer Securities with respect to which Participants are entitled to issue directions pursuant to the foregoing and for which such directions are not received by the Purchasing Agent shall not be voted or tendered by the Purchasing Agent. With respect to all other shares of Employer Securities held by the Trustee, (i) the Purchasing Agent shall vote such shares in the same proportions as the shares of Employer Securities for which Participant voting instructions have been received; and (ii) in the event of a tender offer, the Purchasing Agent shall tender a proportion of such shares equal to the ratio of (A) the number of shares with respect to which Participant instructions in favor of the tender have been received to (B) the number of shares with respect to which Participant instructions for or against the tender have been received. With respect to either voting or tendering of shares of Employer Securities, the Purchasing Agent shall only vote or tender such shares in the manner set forth in the preceding sentence if the Purchasing Agent determines that to do so is consistent with its fiduciary obligations under ERISA.

                 11. Section 10.09 is hereby amended to read in full as follows:

                       Sec. 10.09 Rollover Contributions. A Participant may, subject to such rules as are approved by the Plan Administrator, contribute a roll-over contribution to the Plan by filing a written request with the Plan Administrator. In addition, under such guidelines as are established by the Plan Administrator, a direct roll-over in the form of a trust-to-trust transfer may occur on behalf of a Participant. In any event, any such roll-over or transfer shall not involve an asset other than cash. The Plan Administrator shall determine that any amount accepted under the Plan constitutes a roll-over contribution within the meaning set forth below. Any roll-over contribution contributed to the Plan shall be credited to a Roll-Over Contribution Account established by the Trustee, and shall be fully vested and non-forfeitable at all times. For purposes of this Section, "roll-over contribution" shall mean any roll-over amount or roll-over contribution as defined in section 402(a)(5) or section 403(a)(4) of the Code (relating to certain lump sum distributions from an employer trust or employee annuity plan), section 408(d)(3) of the Code (relating to certain distributions from an individual retirement account or individual retirement annuity) or a direct trust-to-trust transfer from another plan qualified under section 401(a) of the Code.

                          In no event shall any assets be transferred to this Plan from any profit sharing, pension or retirement plan that would cause this Plan to become a "transferee" plan (within the meaning set forth in section 401(a)(11)(B) of the Code).

                 12.      Effective January 1, 1993, the following new Section
10.10 is hereby added to read in full as follows:

                          Sec. 10.10 Direct Transfers of Eligible Rollover Distributions. Subject to the provisions of this Section, the Plan Administrator shall direct the Trustee to effect the direct transfer of an eligible rollover distribution (within the meaning of section 402(f)(2)(A) of the Code) provided:

                          (a) The distributee who is otherwise eligible for the distribution is a Participant or Spouse (including a Spouse or former spouse pursuant to a Quadro);

                          (b) the distributee elects to have the eligible rollover distribution paid directly to an "eligible retirement plan" (within the meaning of section 401(a)(31)(D) of the Code); and

                          (c) The distributee furnishes such information as is necessary to effect the transfer.

                          The distributee may elect to have the above provision apply to all or a portion of the eligible rollover distribution.

                          The Plan Administrator shall establish reasonable procedures consistent with regulations promulgated under sections 401(a)(31) and 402(c) of the Code to effect the provisions of this Section.

                 13. Section 15.01 is hereby amended to read in full as follows:

                          Sec. 15.01. Form of Benefit Payments. All benefits payable under the Plan shall be paid in the form of a single-sum distribution. Distributions from the Plan shall be made in cash, except that Employer Securities shall be distributed in kind (with such additional cash as is necessary to reflect the value of any fractional shares of such Employer Securities) to the extent that Employer Securities are either allocated to a Participant's Account or to the extent that a Participant has a proportionate interest under the profit sharing plan as reflected in his Account. When a distribution consists in whole or in part of such Employer Securities, and if such Employer Securities consist of more than one class of securities, the distribution of such Employer Securities shall consist of substantially the same proportion of each such class of Employer Securities as such classes of Employer Securities represent proportions of the Participant's Account.

                 14. The last paragraph of Plan Section 16.01 is hereby amended to read as follows:

                          In the event of a hardship withdrawal, the Participant shall not be able to make any Deferrals to the Plan for the twelve (12) month period beginning on the first day of the month following the date of the withdrawal.


         Executed this 22nd day of March, 1994.


                                          CHARLES SCHWAB & CO., INC.



                                          By: /s/ Charles R. Schwab
                                              -------------------------------
                                              Charles R. Schwab